FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla-tencor.com	becky.howland@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2017 FOURTH QUARTER AND FULL YEAR RESULTS

MILPITAS, Calif., July 27, 2017 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2017. KLA-Tencor reported GAAP net income of $256 million and GAAP earnings per diluted share of $1.62 on revenues of $939 million for the fourth quarter of fiscal year 2017. For the fiscal year ended June 30, 2017, the company reported GAAP net income of $926 million and GAAP earnings per diluted share of $5.88 on revenues of $3.5 billion.

“We’re very pleased to report that June marked another exceptional quarter for KLA-Tencor. New orders exceeded the $1 billion mark and shipments were a record $971 million,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor.  “These results were driven by KLA-Tencor’s ongoing execution of our strategic objectives and are reflective of the strength of demand in today’s industry environment.”

GAAP Results
	Q4 FY 2017	Q3 FY 2017	Q4 FY 2016
Revenues	$939 million	$914 million	$919 million
Net Income	$256 million	$254 million	$272 million
Earnings per Diluted Share	$1.62	$1.61	$1.73

Non-GAAP Results
	Q4 FY 2017	Q3 FY 2017	Q4 FY 2016
Net Income	$259 million	$256 million	$277 million
Earnings per Diluted Share	$1.64	$1.62	$1.77
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2017 fourth quarter and full year, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2017	June 30, 2016
ASSETS
Cash, cash equivalents and marketable securities	$3,016,740	$2,491,294
Accounts receivable, net	571,117	613,233
Inventories	732,988	698,635
Other current assets	71,221	64,870
Land, property and equipment, net	283,975	278,014
Goodwill	349,526	335,177
Deferred income taxes, non-current	291,967	302,219
Purchased intangibles, net	18,963	4,331
Other non-current assets	195,676	174,659
Total assets	$5,532,173	$4,962,432
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147,380	$106,517
Deferred system profit	180,861	174,551
Unearned revenue	65,507	59,147
Current portion of long-term debt	249,983	—
Other current liabilities	649,431	662,208
Total current liabilities	1,293,162	1,002,423
Non-current liabilities:
Long-term debt	2,680,474	3,057,936
Unearned revenue	59,713	56,336
Other non-current liabilities	172,407	156,623
Total liabilities	4,205,756	4,273,318
Stockholders’ equity:
Common stock and capital in excess of par value	529,283	452,974
Retained earnings	848,457	284,825
Accumulated other comprehensive income (loss)	(51,323)	(48,685)
Total stockholders’ equity	1,326,417	689,114
Total liabilities and stockholders’ equity	$5,532,173	$4,962,432

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share amounts)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Product	$737,432	$731,118	$2,703,934	$2,250,260
Service	201,215	188,053	776,080	734,233
Total revenues	938,647	919,171	3,480,014	2,984,493
Costs and expenses:
Costs of revenues	347,930	337,568	1,287,547	1,163,391
Research and development	136,555	127,454	526,870	481,258
Selling, general and administrative	105,164	103,797	389,336	379,399
Interest expense and other, net	23,966	21,865	103,015	102,253
Income before income taxes	325,032	328,487	1,173,246	858,192
Provision for income taxes	68,870	56,946	247,170	153,770
Net income	$256,162	$271,541	$926,076	$704,422
Net income per share:
Basic	$1.64	$1.74	$5.92	$4.52
Diluted	$1.62	$1.73	$5.88	$4.49
Cash dividends declared per share	$0.54	$0.52	$2.14	$2.08
Weighted-average number of shares:
Basic	156,668	155,712	156,468	155,869
Diluted	157,931	156,618	157,481	156,779

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	June 30,
(In thousands)	2017	2016
Cash flows from operating activities:
Net income	$256,162	$271,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,324	14,888
Non-cash stock-based compensation expense	14,485	12,292
Excess tax benefit from equity awards	—	240
Net gain on sales of marketable securities and other investments	(375)	(1,782)
Changes in assets and liabilities, net of business acquisition:
Decrease in accounts receivable, net	167,034	21,400
Decrease (increase) in inventories	(32,464)	26,397
Decrease in other assets	5,000	29,758
Increase (decrease) in accounts payable	6,844	(19,847)
Decrease in deferred system profit	(8,655)	(18,668)
Increase in other liabilities	40,282	17,874
Net cash provided by operating activities	462,637	354,093
Cash flows from investing activities:
Acquisition of non-marketable securities	(1,060)	—
Business acquisition, net of cash acquired	(28,560)	—
Capital expenditures, net	(10,668)	(7,508)
Proceeds from sale of assets	365	3,050
Purchases of available-for-sale securities	(414,383)	(301,733)
Proceeds from sale of available-for-sale securities	70,443	105,610
Proceeds from maturity of available-for-sale securities	227,569	130,009
Purchases of trading securities	(9,694)	(20,130)
Proceeds from sale of trading securities	11,629	21,449
Net cash used in investing activities	(154,359)	(69,253)
Cash flows from financing activities:
Repayment of debt	(25,000)	(40,000)
Issuance of common stock	21,665	16,388
Tax withholding payments related to vested and released restricted stock units	—	(219)
Common stock repurchases	(25,002)	—
Payment of dividends to stockholders	(84,637)	(81,120)
Excess tax benefit from equity awards	—	(240)
Net cash used in financing activities	(112,974)	(105,191)
Effect of exchange rate changes on cash and cash equivalents	1,940	2,865
Net increase in cash and cash equivalents	197,244	182,514
Cash and cash equivalents at beginning of period	955,807	925,974
Cash and cash equivalents at end of period	$1,153,051	$1,108,488
Supplemental cash flow disclosures:
Income taxes paid, net	$43,888	$23,408
Interest paid	$56,865	$57,091
Non-cash activities:
Purchase of land, property and equipment - investing activities	$3,299	$2,035
Business acquisition holdback amounts- investing activities	$5,318	$—
Dividends payable - financing activities	$13,772	$19,556

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
		June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP net income		$256,162	$253,562	$271,541	$926,076	$704,422
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition-related charges	a	1,029	513	1,294	3,322	7,493
Restructuring, severance and other related charges	b	—	—	—	—	8,945
Merger-related charges	c	3,072	3,221	5,795	13,967	18,197
Income tax effect of non-GAAP adjustments	d	(1,295)	(1,272)	(1,795)	(5,406)	(8,999)
Discrete tax items	e	—	—	—	(3,064)	—
Non-GAAP net income		$258,968	$256,024	$276,835	$934,895	$730,058
GAAP net income per diluted share		$1.62	$1.61	$1.73	$5.88	$4.49
Non-GAAP net income per diluted share		$1.64	$1.62	$1.77	$5.94	$4.66
Shares used in diluted shares calculation		157,931	157,746	156,618	157,481	156,779
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition-related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustment
Three months ended June 30, 2017
Costs of revenues	$708	$9	$717
Research and development	—	995	995
Selling, general and administrative	321	2,068	2,389
Total in three months ended June 30, 2017	$1,029	$3,072	$4,101
Three months ended March 31, 2017
Costs of revenues	$500	$362	$862
Research and development	—	997	997
Selling, general and administrative	13	1,862	1,875
Total in three months ended March 31, 2017	$513	$3,221	$3,734
Three months ended June 30, 2016
Costs of revenues	$658	$346	$1,004
Research and development	—	1,223	1,223
Selling, general and administrative	636	4,226	4,862
Total in three months ended June 30, 2016	$1,294	$5,795	$7,089

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition related charges include amortization of intangible assets and transaction costs associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets and acquisition related costs are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor's newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Restructuring, severance and other related charges include costs associated with employee severance and other exit costs, and impairment of certain long-lived assets. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

d.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

e.
Discrete tax items include the tax impact of certain merger-related charges that only became deductible during the three months ended December 31, 2016 as a result of the termination of the proposed merger between KLA-Tencor and Lam. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.